UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 20, 2014
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

P. O. Box 619100, Dallas, Texas		75261-9100
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of Kimberly-Clark Corporation (the "Corporation"), dated October 21, 2014 reporting the Corporation’s results of operations for the period ended September 30, 2014.

The information, including exhibits attached hereto, in Item 2.02 of this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 2.05    Costs Associated with Exit or Disposal Activities.

On October 20, 2014, the Corporation approved a restructuring plan in order to improve organization efficiency and offset the impact of stranded overhead costs resulting from the spin-off of the Corporation’s health care business. The restructuring is intended to improve the Corporation’s underlying profitability and increase its flexibility to invest in targeted growth initiatives, brand building and other capabilities critical to delivering future growth.

The restructuring is expected to be completed by the end of 2016, with total costs anticipated to be $130 to $160 million after tax ($190 to $230 million pre-tax), primarily related to workforce reductions. Cash costs are projected to be approximately 80 percent of the total charges. Workforce reductions are expected to be in the range of 1,100 to 1,300 and primarily impact salaried employees. Cumulative pre-tax savings from the restructuring are expected to be $120 to $140 million by the end of 2017.

The Corporation expects that $85 to $105 million of the after tax charges ($125 to $150 million pre-tax) will occur in the fourth quarter of 2014, while savings from the restructuring are not anticipated to be significant until 2015.

Forward Looking Statements

Certain matters contained in this Current Report on Form 8-K, including the exhibits filed or furnished with this Form 8-K, concerning the outlook, anticipated financial and operating results, raw material, energy and other input costs, anticipated currency rates and exchange risks, net income from equity companies, sources and uses of cash, the effective tax rate, the anticipated costs, scope, timing and financial and other effects of the potential spin-off of the health care business, the 2014 organization restructuring and the Western and Central Europe strategic changes, growth initiatives, contingencies and anticipated transactions of the company constitute forward-looking statements and are based upon management's expectations and beliefs concerning future events impacting the company. There can be no assurance that these future events will occur as anticipated or that the company's results will be as estimated. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to publicly update them. For a description of certain factors, such as currency rates and exchange risks, cost savings and reductions, raw material, energy and other input costs, competition, market demand and economic and political conditions, that could cause the company's future results to differ from those expressed in any such forward-looking statements, see Item 1A of the company's Annual Report on Form 10-K for the year ended December 31, 2013 entitled “Risk Factors.”

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No. 99.1. Press release issued by Kimberly-Clark Corporation on October 21, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date:	October 21, 2014	By:	/s/ Michael T. Azbell
Michael T. Azbell Vice President and Controller

EXHIBIT INDEX

Exhibit No. 99.1. Press release issued by Kimberly-Clark Corporation on October 21, 2014.